UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2007

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CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (561) 989-9171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

In November 2007 China Direct, Inc. (the “Company”) engaged Jefferies & Company to administer 10b5-1 insider trading plans for directors, officers and certain employees in accordance with company policy and the implementation of internal controls. Such plans, under Rule 10b5-1 of the Securities Exchange Act of 1934, allow a corporate insider to gradually diversify holdings of his company’s common stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Additionally, the officers of the Company have represented and agreed not to make any other open market sales of the Company’s common stock until the plan terminates. All shares sold upon exercise will result in the strike price proceeds being delivered to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007

CHINA DIRECT, INC.

By:	/s/ David Stein
David Stein
Chief Operation Officer